UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 10, 2005

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

ITEM 9.01 Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 10, 2005, the Board of Directors (the “Board”) of Advent Software Inc. (the “Company”) elected A. George Battle to the Board of Advent. Mr. Battle has also been elected to serve on the Corporate Governance and Nominating Committee of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On June 10, 2005 and effective as of such date, Advent’s Board approved an amendment to Section 3.2 of the Company’s Bylaws to increase the membership of the Board from six to seven members in connection with the election of Mr. Battle to the Company’s Board. The amended and restated Bylaws of the Company are attached and filed as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following items are filed as exhibits to this report:

3.1	Amended and Restated Bylaws of Advent Software, Inc. as of June 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated: June 14, 2005